Exhibit 10.1

STOCK AND OPTION PURCHASE AGREEMENT

THIS STOCK AND OPTION PURCHASE AGREEMENT (this “Agreement”), dated September 14, 2010, by and among Westbury (Bermuda) Ltd., a Bermuda exempted company (“Westbury Ltd.”), Westbury Trust, a Bermuda trust (“Westbury Trust” and, together with Westbury Ltd., the “Seller”) and Michael G. DeGroote, a resident of Bermuda (“DeGroote”) on the one hand, and CBIZ, Inc., a Delaware corporation (“Purchaser” or the “Company”), on the other hand.

RECITAL

Seller beneficially owns 15,433,338 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”) and Seller hereby desires to (a) sell to Purchaser seven million, seven hundred sixteen thousand, six hundred sixty-nine (7,716,669) shares of Common Stock at $6.25 per share (the “Purchased Shares”), and (b) grant to Purchaser an irrevocable option (the “Option”) to purchase seven million, seven hundred sixteen thousand, six hundred sixty-nine (7,716,669) shares of Common Stock (the “Remaining Shares”), and Purchaser desires to purchase the Purchased Shares and the Option from Seller, upon and subject to the terms of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the respective representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound, hereby agree as follows:

1.    Purchase and Sale of the Purchased Shares and the Option.  Upon the terms and subject to the conditions set forth in this Agreement, and in reliance upon the representations and warranties herein made by each party to the other, Seller agrees to sell and grant, and Purchaser agrees to purchase from Seller, at the Closing, the Purchased Shares and the Option.  Seller will deliver to Purchaser at the Closing (a) a certificate or certificates representing a portion of the Purchased Shares with duly executed stock powers attached thereto and (b) confirmation of book entry transfer of the remaining Purchased Shares into a Depository Trust Company account of the Purchaser as may be designated by the Purchaser.

2.    Purchase Price.

(a)    As the purchase price for the Purchased Shares, Purchaser will pay, or cause to be paid, to Seller at the Closing in immediately available funds the sum of forty-eight million, two hundred twenty-nine thousand, one hundred eighty-one dollars and twenty-five cents ($48,229,181.25).

(b)    As the purchase price for the Option, Purchaser will pay, or cause to be paid, to Seller at the Closing in immediately available funds the sum of five million dollars ($5,000,000.00).

3.    Option.

(a)    At the Closing, upon receipt of the purchase price described in Section 2(b), Seller shall grant to Purchaser the Option to purchase from Seller, in whole or in part, at any time and from time to time after the date of the Closing (the “Grant Date”) and on or before September 30, 2013 (the “Exercise Period”), the Remaining Shares at an exercise price of $7.25 per share, subject to adjustment as provided in Section 3(c) (the “Exercise Price”). The Exercise Price and the shares purchasable upon exercise of this Option at any given time (the “Option Shares”) shall be subject to adjustment from time to time pursuant to the provisions of Section 3(c).

(b)    This Option may be exercised in whole or in part from time to time during the Exercise Period by Purchaser’s notice in writing delivered to the Seller and Purchaser’s payment to the Seller of an amount of cash equal to the product of the Exercise Price times the applicable number of Option Shares by wire transfer of immediately available lawful money of the United States against the delivery to Purchaser by the release from the Custody Account (as defined in Section 4 below) of the number of the Option Shares to which such exercise applies.

(c)    The Option Shares and the Exercise Price shall be subject to adjustment from time to time as follows:

(i)    If the Company shall at any time after the Grant Date and while this Option remains outstanding and unexpired in whole or in part, effect a subdivision (by any stock split or otherwise) of the outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately before that subdivision shall be proportionately decreased and the number of Option Shares obtainable upon exercise of this Option shall be proportionately increased.  Conversely, if the Company shall at any time or from time to time after the Grant Date combine (by reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before the combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Option shall be proportionately decreased.  Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)    In the event the Company at any time, or from time to time after the Grant Date and while this Option remains outstanding and unexpired in whole or in part, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Exercise Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction:

A.    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

B.    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

(iii)    If at any time after the Grant Date and while this Option remains outstanding and unexpired in whole or in part, the Option Shares are changed into the same or a different number of shares of any class or classes of stock, this Option will thereafter represent the right to acquire such number and kind of securities into which the Option Shares are changed.

4.    Custody Account.

(a) At the Closing, the Remaining Shares will be placed in a custody account (“Custody Account”) and will, during the Exercise Period, be subject to a custody agreement in substantially the form attached hereto as Annex A (the “Custody Agreement”).  Purchaser may, subject to its compliance with Section 3(b), exercise the Option and cause the Remaining Shares to be released from the Custody Account in one or any number of blocks, at any one or more times throughout the Exercise Period, as Purchaser may choose in its sole discretion.  During the Exercise Period, (i) any and all dividends or distributions (in cash or in kind) declared, paid or payable on any Remaining Shares held in the Custody Account shall be paid or distributed to Seller, (ii) the Remaining Shares may not be sold to any party other than Purchaser or a Permitted Transferee, providedthat (x) such Permitted Transferee shall agree to be subject to the terms of this Agreement and the Custody Agreement and deliver to the Company a written acknowledgment in form and substance reasonably satisfactory to the Company to that effect and (y) the Remaining Shares transferred to a Permitted Transferee shall remain subject to the Custody Agreement, and (iii) only Seller or a Permitted Transferee, as applicable, shall have the right to exercise the voting rights associated with the Remaining Shares, it being understood that Seller and Permitted Transferee, as applicable, shall maintain and not transfer full discretion over the voting of the Remaining Shares or the manner in which the Remaining Shares are voted.  Notwithstanding the foregoing, Seller or a Permitted Transferee, as applicable, may within its absolute discretion, execute and deliver any proxy solicited by management or any other person except for an irrevocable proxy in connection with any vote or solicitation of consents from the Company’s stockholders.

(b)    “Permitted Transferee” means DeGroote or any DeGroote Family Member.

(i)    “DeGroote Family Member” means (A) any spouse or surviving spouse of DeGroote, (B) any brother, sister, child, adopted child, step child, grandchild, adopted grandchild or other issue of DeGroote, (C) any spouse or surviving spouse of any Person referred to in clause (B) of this definition, (D) the executor, administrator or other personal representative of the estate of any of the foregoing Persons, (E) any DeGroote Entity or (F) any DeGroote Trust.

(ii)    “DeGroote Entity” means any partnership, corporation, limited liability company or other entity in which all or substantially all of the equity interests are owned directly or indirectly by one or more DeGroote Family Members.

(iii)    “DeGroote Trust” means any trust of which all or substantially all of the beneficiaries are, or in which all or substantially all of the beneficial interests are held by, one or more DeGroote Family Members.

5.    Closing.  The transfer and sale provided for in this Agreement (the “Closing”) will take place at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, NY 10036, at 10:00 am Eastern Time, on no later than September 16, 2010 or on such other date as may be fixed for the Closing by written agreement between Seller and Purchaser (the “Closing Date”).

6.    Representations and Warranties.

(a)    Representations and Warranties of Seller and DeGroote.  Seller and DeGroote hereby represent and warrant to Purchaser as follows:

(i)    Westbury Ltd. is an exempted company duly organized, validly existing and in good standing under the laws of Bermuda.  Westbury Trust is a trust duly formed, validly existing and in good standing under the laws of Bermuda.

(ii)    Seller has all requisite power and authority to execute and deliver into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Seller.

(iii)    This Agreement has been duly executed and delivered by Seller and DeGroote and constitutes a valid and binding obligation of Seller and DeGroote, enforceable in accordance with its terms, except as enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors or general principles of equity.

(iv)    The execution and delivery of this Agreement by Seller and DeGroote and the consummation by Seller and DeGroote of the transactions contemplated hereby will not (A) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to Seller or DeGroote or (B) conflict with, result in any breach of or constitute a default under (1) the Memorandum of Association or By-laws of Westbury Ltd. and the trust deed of Westbury Trust, (2) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which Seller or DeGroote is a party or by which Seller or DeGroote may be bound or (3) any contract or other agreement or undertaking to which Seller or DeGroote is a party or by which Seller or DeGroote may be bound.

(v)    No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to Seller or DeGroote in connection with the execution and delivery of this Agreement or the consummation by Seller and DeGroote of the transactions contemplated hereby, except for any filings required under Schedule 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or Section 16 of the Exchange Act.

(vi)    Seller has, and upon transfer by Seller of the Purchased Shares and the Remaining Shares hereunder Seller will deliver to Purchaser, good and marketable title to the Purchased Shares and the Remaining Shares, free and clear of any claims, liens, encumbrances, security interests, restrictions and adverse claims of any kind or nature whatsoever.  There are no outstanding subscriptions, options, warrants, rights, contracts, understandings or agreements to purchase or otherwise acquire the Purchased Shares or the Remaining Shares other than as provided for herein.

(b)    Representations and Warranties of Purchaser.  Purchaser represents and warrants to Seller and DeGroote as follows:

(i)    Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)    Purchaser has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Purchaser.

(iii)    This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms except as enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the rights of creditors or general principles of equity.

(iv)    The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not (A) violate any provision of any existing law, statute, rule, regulation or ordinance applicable to Purchaser or (B) conflict with, result in any breach of or constitute a default under (1) the Certificate of Incorporation or By-laws of Purchaser, (2) any order, writ, judgment, award or decree of any court, governmental authority, bureau or agency to which Purchaser is a party or by which it may be bound or (3) any contract or other agreement or undertaking to which Purchaser is a party or by which Purchaser may be bound.

(v)    No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, is required by or with respect to Purchaser in connection with the execution and delivery of this Agreement or the consummation by Purchaser of the transactions contemplated hereby, except for the filing of a Current Report on Form 8-K in accordance with the Exchange Act.

7.    Closing Conditions.

(a)    Conditions to Each Party’s Obligations.  The obligation of Purchaser to purchase the Purchased Shares and the Option at the Closing and the obligation of Seller to sell the Purchased Shares and the Option at the Closing are subject to the fulfillment at or prior to the Closing of the following conditions:

(i)    No preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction or by any governmental or regulatory body, nor shall any statute, rule, regulation or executive order have been promulgated or enacted by any governmental authority which prevents the consummation of the transactions contemplated by this Agreement.

(ii)    No action or proceeding before any court or any governmental or regulatory authority shall have been commenced by any governmental or regulatory body and shall be pending against any of the parties hereto or any of their respective affiliates, associates, officers or directors seeking to prevent or delay the transactions contemplated by this Agreement.

(b)    Conditions to Obligation of Purchaser.  The obligation of Purchaser to purchase the Purchased Shares and the Option at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions:

(i)    The representations and warranties of Seller and DeGroote contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing Date.

(ii)    Seller and DeGroote shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Seller and DeGroote at or prior to the Closing.

(c)    Conditions to Obligation of Seller.  The obligation of Seller to sell the Purchased Shares and the Option at the Closing is subject to the fulfillment at or prior to the Closing of the following conditions:

(i)    The representations and warranties of Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties were made at and as of the Closing Date.

(ii)    Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Purchaser at or prior to the Closing.

8.    Miscellaneous.

(a)    No Brokers.  Seller and DeGroote, on the one hand, and Purchaser, on the other hand, each represent to the other that neither it nor any of its respective affiliates have employed any broker or finder or incurred any liability for any brokerage or finder’s fees or commissions or expenses related thereto in connection with the negotiation, execution or consummation of this Agreement or any of the transactions contemplated hereby and respectively agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any such fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or any of its affiliates.

(b)    Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior understandings, agreements or representations by or between the parties, written or oral, to the extent they relate in any way to the subject matter hereof.

(c)    Assignment; Binding Effect; Third Party Beneficiaries.  No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party.  All of the terms, agreements, covenants, representations, warranties and conditions of this Agreement are binding upon and inure to the benefit of and are enforceable by, the parties and their respective successors and permitted assigns.  There are no third party beneficiaries having rights under or with respect to this Agreement.

(d)    Further Assurances.  If any further action is necessary or reasonably desirable to carry out this Agreement’s purposes, each party will take such further action (including executing and delivering any further instruments and documents and providing any reasonably requested information) as the other party reasonably may request.

(e)    Survival of Representations, Warranties and Covenants.  Each representation, warranty, covenant and obligation in this Agreement will survive for a period of one year after the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, and will not be affected by any investigation by or on behalf of the other party to this Agreement.

(f)    Indemnification.  Seller and DeGroote, on the one hand, and Purchaser, on the other hand, respectively, will each indemnify and hold harmless the other from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, legal fees and expenses) suffered or incurred by any such indemnified party to the extent arising from any breach of any representation or warranty of the indemnifying party contained in this Agreement or any breach by the indemnifying party, or failure by the indemnifying party to perform, any covenant or agreement contained herein.

(g)    Notices.  All notices, requests and other communications provided for or permitted to be given under this Agreement must be in writing and given by personal delivery, by certified or registered United States mail (postage prepaid, return receipt requested), by a nationally recognized overnight delivery service for next day delivery, or by facsimile transmission, as follows (or to such other address as any party may give in a notice given in accordance with the provisions hereof):

If to Purchaser:

6050 Oak Tree Blvd., South, Suite 500
Cleveland, OH 44131
Attention:  Michael W. Gleespen
Facsimile:  216-447-9007

with a copy (which will not constitute notice) to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attention:  Mark Zvonkovic
Facsimile:  (212) 872-1002

If to Seller or DeGroote:

Victoria Hall
11 Victoria Street
Hamilton, HMEX Bermuda
Attention:  James Watt
Facsimile:  (441) 292 9485

with a copy (which will not constitute notice) to:

Dickstein Shapiro LLP
1633 Broadway 10019-6708
Attention:  Malcolm I. Ross, Esq.
Facsimile:  (212) 277-6501

All notices, requests or other communications will be effective and deemed given only as follows:  (i) if given by personal delivery, upon such personal delivery, (ii) if sent by certified or registered mail, on the fifth business day after being deposited in the United States mail, (iii) if sent for next day delivery by overnight delivery service, on the date of delivery as confirmed by written confirmation of delivery, (iv) if sent by facsimile, upon the transmitter’s confirmation of receipt of such facsimile transmission, except that if such confirmation is received after 5:00 p.m. (in the recipient’s time zone) on a business day, or is received on a day that is not a business day, then such notice, request or communication will not be deemed effective or given until the next succeeding business day.  Notices, requests and other communications sent in any other manner, including by electronic mail, will not be effective.

(h)    Specific Performance; Remedies.  Each party acknowledges and agrees that the other party would be damaged irreparably if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in addition to any other remedy to which they may be entitled, at law or in equity.  Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity.  Except as expressly provided herein, nothing herein will be considered an election of remedies.

(i)    Headings.  The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(j)    Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law principles.

(k)    Amendment.  This Agreement may not be amended or modified except by a writing signed by all of the parties.

(l)    Extensions; Waivers.  Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein.  Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby.  No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.  Neither the failure nor any delay on the party of any party to exercise any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

(m)    Expenses.  Each party will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants.

(n)    Counterparts; Effectiveness.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.  This Agreement will become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, which delivery may be made by exchange of copies of the signature page by facsimile transmission.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

CBIZ, Inc.

By:
Name: Jerome P. Grisko, Jr.
Title: President

Westbury (Bermuda) Ltd.

By:
Name: Jim Watt
Title: President

Westbury Trust

By:
Name: Jim Watt
Title: Trustee

Michael G. DeGroote

Annex A

CUSTODY AGREEMENT